Exhibit 99.3

                            73114 INVESTMENTS, L.L.C.
                               13401 Railway Drive
                          Oklahoma City, Oklahoma 73114
                             Telephone: 405-752-8802
                             Facsimile: 405-752-8852

                                January 21, 2009

BY FEDEX AND HAND DELIVERY

The Providence Service Corporation
5524 East Fourth Street
Tucson, AZ 85711

Attention: Corporate Secretary

      Re:   Request for Stockholder List

Dear Sir/Madam:

      73114 Investments, L.L.C. (the "Stockholder") is the record owner of 2,292,895 shares of common stock of The Providence Service Corporation (the "Company"). Pursuant to Section 220 of the Delaware General Corporation Law, the Stockholder hereby demands under oath to inspect, copy, or make extracts therefrom no later than January 29, 2009, during normal business hours, the following:

1. A complete record or list of the Corporation's stockholders, certified by the Corporation or its transfer agent or registrar, showing the names, addresses, and account numbers of each stockholder and the number of shares of stock registered in the name of each such stockholder, as of the most recent date available;

2. A cd or diskette or other electronic file of the holders of the Corporation's stock as of the most recent date available, showing the names, addresses, account numbers and number of shares held by such stockholders, together with such computer processing data and instructions as are necessary for the Stockholder to make use of such electronic file for verification purposes;

3. All daily transfer sheets showing changes in the names, addresses and number of shares of the Corporation's stockholders which are in or come into the possession or control of the Corporation or its transfer agent or registrar, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder list referred to in paragraph (1) above until such time as Stockholder notifies the Corporation that it no longer requires such daily transfer sheets;


Schedule 13D                                                 Page 16 of 19 Pages

4. All information in or which comes into the Corporation's or its transfer agent(s)' or registrar(s)' possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees concerning the names, addresses and number of shares held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar depositories or nominees, including respondent bank lists;

5. All information in or which comes into the Company's possession, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of shares, including an alphabetical breakdown of any holdings in the respective names of Cede & Co., and other similar nominees for the accounts of customers or otherwise;

6. All information in or that comes into the Corporation's possession, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the beneficial owners of the Corporation's stock ("NOBO's") pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Securities Exchange Act of 1934, as amended, on cd or diskette or other electronic file, such computer processing data and instructions as are necessary for the Stockholder to make use of such information on cd or diskette or other electronic file, and a hard copy printout of such information for verification purposes. If such information is not in the Corporation's possession, custody or control, such information should be requested from Automatic Data Processing Investor Communications Services;

7. A stop list or stop lists relating to any shares of stock of the Corporation and any changes, corrections, additions or deletions from the date of the list referred to in paragraph (a) above until such time as Stockholder notifies the Corporation that it no longer requires such changes, corrections, additions or deletions;

8. A list of all stockholders owning 1,000 or more shares of Corporation stock arranged in descending order as of the most recent date available; and

9. To the extent not already referred to above, any electronic file which contains any or all of the information encompassed in this letter, together with any program, software, manual or other instructions necessary for the practical use of such information.

      The Stockholder further demands that modifications, additions or deletions to any and all information referred to in paragraphs (1) through (9) above (collectively, the "Stockholder List") be immediately furnished to Stockholder as such modifications, additions or deletions become available to the Corporation or its agents or representatives.

      The purpose of this demand is to enable the Stockholder to communicate with fellow stockholders of the Corporation regarding the corporate affairs of the Corporation, including, without limitation, the possible solicitation of proxies for the next annual meeting and/or solicitation of consents.

      The Stockholder hereby designates its directors, officers and employees, or any other person designated by the Stockholder, acting together, singly or in any combination, to conduct as its agents, the inspection and copying requested herein.

      The Stockholder will pay the reasonable costs of obtaining the Stockholder List.


Schedule 13D                                                 Page 17 of 19 Pages

      Pursuant to Section 220 of the Delaware General Corporation Law ("DGCL"), the Corporation is required to respond to this demand within five (5) business days of the date hereof. Accordingly, please advise Eric S. Gray at 405-752-8802 and Lisa A. Schmidt, Esq. of Richards, Layton & Finger, P.A., at (302) 651-7763, as promptly as practicable within the requisite timeframe, when and where the Stockholder List will be made available to the Stockholder. If the Corporation contends that this request is incomplete or is otherwise deficient in any respect, please notify the Stockholder immediately in writing, with a copy to Lisa A. Schmidt, Esq., Richards, Layton & Finger, P.A., 920 N. King Street, P.O. Box 551, Wilmington, DE 19899, direct dial: (302) 651-7763, direct fax: (302) 498-7763, email: Schmidt@rlf.com, setting forth the facts that the Corporation contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Stockholder will assume that the Company agrees that this request complies in all respects with the requirements of the DGCL. The Stockholder reserves the right to withdraw or modify this request at any time.

                                                Very truly yours,


                                                /s/ Donald E. Smith

                                                Donald E. Smith,
                                                CEO/President Manager

cc:   Corporation Service Company


Schedule 13D                                                 Page 18 of 19 Pages

STATE OF OKLAHOMA  )
                   )    ss.
COUNTY OF OKLAHOMA )

      I, Donald E. Smith, am the CEO/President Manager of 73114 Investments, L.L.C., the record owner of 2,292,895 shares of common stock of The Providence Service Corporation. I am authorized to execute the foregoing demand on behalf of 73114 Investments, L.L.C. The facts, statements and representations contained in the foregoing demand are true and correct to the best of my knowledge and belief.

                                                /s/ Donald E. Smith
                                                --------------------------------

Sworn to and subscribed before me
this 21st day of January, 2009.

/s/ Quinswella Brady
--------------------------------
Notary Public

No. 04007854            [SEAL]

My Commission expires: 8/30/2012


Schedule 13D                                                 Page 19 of 19 Pages